UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2014

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764	20-1118105
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa		50201
(Address of principal executive offices)		(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)    Kim Supercynski ceased to serve as Lincolnway Energy's chief financial officer effective as of January 15, 2014.

(c)    Neal Greenberg was appointed to serve as Lincolnway Energy's interim chief financial officer, effective January 21, 2014. Neal has been a director of CFO Systems since July 2012. CFO Systems provides financial services to middle market entities in the United States, and has been retained by Lincolnway Energy on an interim basis to provide financial and consulting services to Lincolnway Energy. Neal was appointed as the interim chief financial officer pursuant to that consulting agreement. Prior to joining CFO Systems, Neal served as the Director of Operations of MedWellRx from August 2011 to June 2012, and as the Controller of Jet Linx, LLC from July 2010 to August 2011. Neal was the Director of Financial Reporting as a full-time consultant for American Gramaphone from July 2003 to July 2010. Neal has more than 30 years of financial and operations experience specializing in the manufacturing, healthcare, communications and advertising industries.  Through CFO Systems, Neal works closely with clients to improve operational efficiency, develop strategic plans, improve balance sheet management and strengthen board relations.  Neal's experience with other ethanol facilities includes SEC XBRL tagging, management of the Form 10-Q and Form 10-K filing process, building a forecast model, and refining the management financial reporting process. Neal is 58.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: January 21, 2014            By: /s/ Eric Hakmiller
Eric Hakmiller